SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



           Date of report (Date of
           earliest event reported)                  July 29, 1999


                                 TV FILME, INC.
             (Exact Name of Registrant as Specified in its Charter)


      Delaware                     0-28670                 98-0160214
      (State or Other            (Commission             (IRS Employer
        Jurisdiction             File Number)         Identification No.)
     of Incorporation)




                c/o ITSA-Intercontinental Telecomunicacoes Ltda.
                               SCS, Quadra 07-Bl.A
                          Ed. Executive Tower, Sala 601
                             70.300-911 Brasilia-DF
                                     Brazil
          (Address of Principal Executive Offices, Including Zip Code)

       Registrant's telephone number, including area code: 011-55-61-314-9908


                         Exhibit List Appears on Page 4

                                Page 1 of 4 Pages

Item 5.  Other Events.

          On July 26, 1999, TV Filme, Inc. (the "Company") announced that it is in negotiations with a committee representing holders of the Company's outstanding 12 7/8% senior notes due 2004 regarding a possible restructuring of its indebtedness. The Company has entered into a forbearance agreement with members of the committee, resulting from the Company's decision not to pay the interest due on the notes. The forbearance agreement is currently scheduled to expire on July 30, 1999. There can be no assurances that the Company will be successful in negotiating such a restructuring or an extension of the forbearance agreement.

          A copy of the Company's press release, dated July 26, 1999, is attached hereto as Exhibit 99.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements of Businesses Acquired.

                      Not Applicable.

          (b)  Pro Forma Financial Information.

                      Not Applicable.

          (c)  Exhibits.

                      The following exhibit is filed with this Report.

Exhibit No.    Description

  99           Press Release of the Company, dated July 26, 1999.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            TV FILME, INC.



Date: July 29, 1999         By: /s/ Carlos Andre Studart Lins de Albuquerque
                                --------------------------------------------
                                Name:  Carlos Andre Studart Lins de Albuquerque
                                Title: Chief Operating Officer

                                  EXHIBIT LIST

Exhibit No.     Description

   99           Press Release of the Company, dated July 26, 1999.